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                                                                       EXHIBIT 8

                   SIGNIFICANT SUBSIDIARIES OF AMDOCS LIMITED


                                        JURISDICTION OF
                                       INCORPORATION OR
LIST OF THE SUBSIDIARIES                 ORGANIZATION                     BUSINESS NAME
------------------------               ----------------                   -------------


Amdocs Astrum Limited           Ireland                          Amdocs Astrum Limited
Amdocs BCS, Inc.                State of California              Amdocs BCS, Inc.
Amdocs BCS Vision, Inc.         State of North Carolina          Amdocs BCS Vision, Inc.
Amdocs Canada, Inc.             Canada                           Amdocs Canada Inc.
Amdocs Canadian Managed         Canada                           Amdocs Canadian Managed
  Services, Inc.                                                 Services Inc.
Amdocs Champaign, Inc.          State of Delaware                Amdocs Champaign, Inc.
Amdocs (Denmark) ApS            Denmark                          Amdocs (Denmark) ApS
Amdocs Development Centre       India                            Amdocs Development Centre
  India Private Limited                                          India Private Limited
Amdocs Development Limited      Republic of Cyprus               Amdocs Development Limited
Amdocs Holdings ULC             Canada                           Amdocs Holdings ULC
Amdocs, Inc.                    State of Delaware                Amdocs, Inc.
Amdocs (Israel) Limited         Israel                           Amdocs (Israel) Limited
Amdocs Management Limited       United Kingdom                   Amdocs Management Limited
Amdocs Software Solutions Kft   Hungary                          Amdocs Software Solutions
                                                                 Limited Liability Company
Amdocs Software Systems Ltd.    Ireland                          Amdocs Software Systems Ltd.
Amdocs Stamford, Inc.           State of Delaware                Amdocs Stamford, Inc.
Amdocs (UK) Limited             United Kingdom                   Amdocs (UK) Limited
Cramer Systems Group Limited    United Kingdom                   Cramer Systems Group Limited
European Software Marketing     Island of Guernsey, Channel      European Software Marketing
  Ltd.                          Islands                          Ltd.
Longshine Information           British Virgin Islands           Longshine Information
  Technology Co. Ltd.                                            Technology Co. Ltd.
Sypress, Inc.                   State of Delaware                Sypress, Inc.
Qpass, Inc.                     Washington                       Amdocs Qpass Inc.
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